UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 8, 2007 (August 2, 2007)
DURA AUTOMOTIVE SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	000-21139 (Commission File Number)	38-3185711 (IRS Employer Identification No.)
2791 Research Drive, Rochester Hills, Michigan 48309
(Address of Principal Executive Offices, including Zip Code)
(248) 299-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events
On August 2, 2007, DURA Automotive Systems, Inc. (OTC: DRRAQ) announced that it has filed a backstop rights purchase agreement, which provides for certain backstop commitments. The agreement is based upon a term sheet originally filed with the U.S. Bankruptcy Court on July 12, 2007, as part of a motion requesting the Court approve the backstop rights purchase agreement and certain associated fees.
Further details are contained in the August 2, 2007, press release attached hereto as Exhibit 99.1, the Summary of Principal Terms of Proposed Chapter 11 Restructuring (the “Plan Term Sheet”) attached hereto as Exhibit 99.2, and the Equity Rights Term Sheet attached hereto as Exhibit 99.3 to this Current Report on Form 8-K which is furnished pursuant to this Item 8.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DURA AUTOMOTIVE SYSTEMS, INC.
Date: August 8, 2007	By:	/s/ David L. Harbert
David L. Harbert
Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated August 2, 2007, announcing the Dura Automotive Systems, Inc. filed with the U.S. Bankruptcy Court a backstop rights purchase agreement.

99.2	Backstop rights purchase agreement

4